Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra – Investors	Steve Iaco – Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE Group Completes Turner & Townsend/Project Management Combination;

Vincent Clancy Joins CBRE Board of Directors

Dallas – January 3, 2025 — CBRE Group, Inc. (NYSE:CBRE) today announced that it has completed its plan to combine its project management business with Turner & Townsend, its majority-owned subsidiary, and that Vincent Clancy, Board chair and chief executive officer of Turner & Townsend, has joined CBRE’s Board of Directors.

Turner & Townsend provides program management, cost consultancy and project management services globally, and has been a majority-owned subsidiary of CBRE since 2021.

Clancy, a 35-year veteran of Turner & Townsend, has served as its chief executive officer since 2008 and its Board chair since 2015. Under Clancy’s leadership, Turner & Townsend’s revenue has increased from about $225 million in 2008 to more than $1.9 billion in 2023.

“Our unified project management business represents an offering that is unmatched for its scale and breadth of capabilities. Under Vincent’s exemplary leadership, it is poised to benefit from powerful secular trends in areas like infrastructure, green energy transition and employee experience,” said Bob Sulentic, CBRE’s chair and chief executive officer.

“Our Board will benefit greatly from the insights Vincent has developed from running a highly successful global business and his deep knowledge of key growth sectors for CBRE,” Sulentic added.

Clancy said: “The strong momentum we’ve built over the past three years will continue to grow now that we’ve combined two great businesses into one integrated, pure play project management capability. Our combined depth of talent and resources, global footprint, sector expertise and commitment to excellence is unparalleled in program and project management. I’m also energized to join CBRE’s Board and look forward to working with my fellow Directors as we build a resilient, highly diversified business that is second to none in our industry.”

Clancy joined Turner & Townsend in 1989, after earning a degree in construction economics from South Bank University. He assumed responsibility for Turner & Townsend’s United Kingdom cost management business in 2000 and for its international business in 2005, prior to his elevation to chief executive officer in 2008.

Clancy was named Building magazine’s CEO of the Year in both 2014 and 2017. He is a Chartered Member of the Royal Institute of Surveyors and serves as an industry advisor to the Construction Leadership Council.

CBRE now owns 70% of the combined Turner & Townsend/CBRE Project Management business. Since becoming a majority-owned subsidiary of CBRE in November 2021, Turner & Townsend’s revenue has increased at a compound annual rate of more than 20%.

Beginning this year, CBRE will report Project Management results in its own standalone business segment, providing increased transparency for investors.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2023 revenue). The company has more than 130,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Turner & Townsend

Turner & Townsend is a global professional services company with over 20,000 people in over 60 countries. Collaborating with our clients across real estate, infrastructure and natural resources sectors, the company specializes in major programs, program management, cost and commercial management, net zero and digital solutions. Turner & Townsend is majority-owned by CBRE Group, Inc., the world’s largest commercial real estate services and investment firm, with its partners holding a significant non-controlling interest. www.turnerandtownsend.com

Forward-Looking Statements

Certain of the statements in this release regarding the combined CBRE Project Management and Turner & Townsend businesses that do not concern purely historical data are forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “intends,” “plan,” “will” and similar terms and phrases are used in this release to identify forward-looking statements. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us, including the expected benefits of the combination, and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, but not limited to, the successful operation of the combined business, future demand for Project Management services, as well as other risks and uncertainties discussed in our filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements speak only as of the date of this release. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements and other risks and uncertainties to our business in general, please refer to our SEC filings, including our Form 10-K for the fiscal year ended December 31, 2023 and Form 10-Q for the quarter ended September 30, 2024. Such filings are available publicly and may be obtained from our website at www.cbre.com or upon request from the CBRE Investor Relations Department at investorrelations@cbre.com.